EXHIBIT 10.3

AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT

        THIS AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of November 8, 2005, by and among Fortress Credit Corp., a Delaware corporation (“Agent”), as Agent for the Lenders, the lenders identified on the signature pages hereof (the “Lenders”, and together with Agent, the “Lender Group”), ACME TELEVISION, LLC, a Delaware limited liability company (“Borrower”), and ACME COMMUNICATIONS, INC., a Delaware corporation (“Parent”), and the Guarantors, with reference to the following:

W I T N E S S E T H

        WHEREAS, Borrower and Parent entered into that certain Loan and Security Agreement, dated as of November 7, 2004 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), with the Lender Group pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower;

        WHEREAS, Borrower has completed a Permitted Construction Permit Disposition with respect to the Flint-Saginaw-Bay City market (the “Flint Disposition”) and received net cash proceeds in the amount of $1,400,000 (the “Flint Proceeds”) in connection therewith;

        WHEREAS, Borrower had initially elected to use the Flint Proceeds to make a Permitted Stock Purchase pursuant to Section 2.2(a)(ii) of the Loan Agreement, and in connection therewith remitted the Flint Proceeds to Agent pursuant to clause (C) of the proviso to Section 2.2(a) of the Loan Agreement to be applied to the repayment of outstanding Senior Loan Advances;

        WHEREAS, the period to consummate the Permitted Stock Purchase pursuant to clause (A) of the proviso to Section 2.2(a) of each of the Loan Agreement and the Senior Loan Agreement, respectively, has elapsed, and Borrower has informed the Lender Group that it acknowledges that, pursuant to clause (B) of the proviso to Section 2.2(a) of the Senior Loan Agreement, the elapsing of such period has resulted in a permanent reduction in the Maximum Revolver Amount (as defined in the Senior Loan Agreement) (by the amount of such Flint Proceeds) under the Senior Loan Agreement;

        WHEREAS, (a) ACME Television of Florida, LLC (“ACME Florida”) executed and delivered to Agent that certain Second Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated May 2005, relating to certain property located in Florida leased by ACME Florida from American Towers Inc. (the “Florida Mortgage”), (b) the Florida Mortgage was recorded in Lee County, Florida instead of Charlotte County, Florida as a result of an error in the legal description of the related property and (c) Borrower has advised Agent that it is currently working with Agent to properly record the Florida Mortgage;

        WHEREAS (a) ACME Television of Madison, LLC (“ACME Madison”) executed and delivered to Agent that certain Second Leasehold Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated June 9, 2005, relating to certain property located in Wisconsin leased by ACME Madison from Grey Television Group, Inc. (the “Madison Mortgage”), (b) the Madison Mortgage has not been recorded due to an insufficient legal description of the related property and (c) Borrower has advised Agent that it is currently working to obtain a proper legal description that will allow the Madison Mortgage to be recorded;

         WHEREAS, in connection with Borrower and its Subsidiaries’ proposed disposition of the Salt Lake City Station (the “Salt Lake Disposition”), Borrower and its Subsidiaries intend to enter into a Joint Sales or Services Agreement (the “Salt Lake Joint Sales or Services Agreement”) with Clear Channel Broadcasting, Inc., a Nevada corporation;

        WHEREAS, Borrower has requested that the Lender Group make certain amendments to the Loan Agreement; and

        WHEREAS, subject to the terms and conditions set forth herein, the Lender Group is willing to make the amendments requested by Borrower.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     DEFINED TERMS. All terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

2.     AMENDMENTS TO THE LOAN AGREEMENT.

(a)	Section 1.1 of the Loan Agreement is hereby amended by adding the following defined terms in alphabetical order or amending and restating the following definitions in their entirety, as the case may be:

“Announced Prospective Proceeds” means the Net Cash Proceeds estimated to be received by Borrower and its Subsidiaries from a prospective publicly announced Permitted Station Disposition (as calculated to the satisfaction of Agent in its Permitted Discretion) in connection with any Qualifying Sale Agreement.

“Permitted Stock Purchase Amount” means as of the Second Amendment Effective Date, zero, as such amount shall be subject to increase from time to time by $5,000,000 for every $10,000,000 of Net Cash Proceeds received (or Announced Prospective Proceeds to be received) by Borrower and its Subsidiaries in connection with any Permitted Station Disposition, up to a maximum aggregate amount of $15,000,000.

“Qualifying Sale Agreement” means a fully executed asset purchase agreement, stock purchase agreement or similar document underlying any proposed Permitted Station Disposition that (i) has been filed with the FCC and (ii) has no contingencies contained therein for the consummation of such Permitted Station Disposition other than (a) the approval by the FCC and (b) the requirement therein that, upon receipt of such FCC approval, the performance by each party of its obligations to pay the purchase price and execute and deliver customary closing documents required to effect title transfer (the form of which shall be substantially agreed upon by the parties thereto).

“Second Amendment Effective Date” means November 7, 2005.

(b)	Clause (l) of the definition of “Permitted Station Disposition” in the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“ (l)	in the case of a disposition of the Salt Lake City Station, the gross consideration received by Borrower and its Subsidiaries as a result of such disposition is equal to or greater than $18,500,000, and the Net Cash Proceeds received by Borrower and its Subsidiaries as a result of such disposition is equal to or greater than $18,000,000;"

(c)	Section 2.2 of the Loan Agreement is hereby amended as follows:

(i)	In subclause (iii) of Section 2.2(c) the word “and” following the “;” is hereby deleted.

(ii)	In subclause (iv) of Section 2.2 (c) the “.” is deleted and replaced with “; and”.

(iii)	A new Subclause (v) is hereby inserted as follows: “(v) the Borrower shall have received: (i) all necessary consents from the Senior Lenders under the Senior Loan Agreement and (ii) the written consent of the Administrative Agent hereunder.

(d)	Effective as of September 30, 2005, Section 7.22(a)(i) of the Loan Agreement is hereby amended by deleting the figure, “($2,043,000)” (with respect to the 12 month period ending September 30, 2005), and replacing it with the figure, “($2,600,000)".

3. LIMITED CONSENT.

(a)	Without waiving any of the other requirements for the Salt Lake Disposition set forth under the Loan Agreement and subject to the satisfaction of all other conditions set forth under the Loan Agreement and in this Amendment, the Required Lenders hereby consent to the Salt Lake Joint Sales or Services Agreement and the entering into and performance thereof solely for purposes of Section 7.24 of the Loan Agreement.

(b)	This is a limited consent solely to the extent provided herein and shall not be deemed to constitute a consent or waiver of any Default or Event of Default or any future breach of the Loan Agreement or any of the other Loan Documents or any other requirements of any provision of the Loan Agreement or any other Loan Documents.

4.     CONDITIONS PRECEDENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of the amendments, consent (and other provisions) set forth in Section 2 and Section 3 above (it being understood that the acknowledgment in Section 4 above is effective immediately without regard to the conditions precedent below):

(a)	Agent shall have received a fee in the amount of $25,000, which amount Borrower authorizes Agent, for the benefit of the Lenders, to charge to the Loan Account.

(b)	Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(c)	Agent shall have received a copy of an amendment to the Term Loan Agreement, substantially the same in substance as this Amendment, duly executed by the parties thereto and in full force and effect.

(d)	The representations and warranties in this Amendment, the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(e)	After giving effect to this Amendment, no Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof.

(f)	No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, Parent, Agent or any Lender, or any of their respective Affiliates.

5.     COVENANT. Borrower shall, and shall cause (it being understood that the failure to so perform shall constitute an immediate Event of Default) each of the other Obligors (if necessary) to have the Florida Mortgage and the Madison Mortgage properly recorded in the appropriate offices on or before January 4, 2006.

6.     REPRESENTATIONS AND WARRANTIES. Each of Borrower, Parent, and each Guarantor hereby represent and warrant to the Lender Group that (a) the execution, delivery, and performance of this Amendment and of the Loan Agreement, as amended hereby, are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation applicable to it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority binding on it, or of the terms of its Governing Documents, or of any material contract or material undertaking to which it is a party or by which any of its properties may be bound or affected, (b) this Amendment and the Loan Agreement, as amended hereby, constitute its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles, or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally, (c) this Amendment has been duly executed and delivered by it, (d) after giving effect to this Amendment, the representations and warranties in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date), and (e) after giving effect to this Amendment, no Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default has occurred and is continuing on the date hereof.

7.     RELEASE. Borrower, Parent and each Guarantor hereby waives, releases, remises and forever discharges each member of the Lender Group, each of their respective Affiliates, and each of their respective officers, directors, employees, and agents (collectively, the “Releasees”), from any and all claims, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which Borrower, Parent or any Guarantor ever had, now has or might hereafter have against any such Releasee which relates, directly or indirectly, to the Loan Agreement or any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Loan Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents, in each case, with respect to all periods through the date hereof. As to each and every claim released hereunder, Borrower, Parent and each Guarantor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, Borrower, Parent and each Guarantor specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

        “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

        As to each and every claim released hereunder, Borrower, Parent and each Guarantor also waives the benefit of each other similar provision of applicable federal or state law, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

8.     CHOICE OF LAW. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of California.

9.     COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

10.     EFFECT ON LOAN DOCUMENTS.

(a)	The Loan Agreement and each of the other Loan Documents, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not, except as expressly set forth herein, operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power, or remedy of Agent or any Lender under the Loan Documents, as in effect prior to the date hereof. The waivers, consents, and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Agreement, and shall not operate as a consent to any further or other matter, under the Loan Documents.

(b)	Upon and after the effectiveness of this Amendment, each reference in the Loan Documents to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

11.     ENTIRE AGREEMENT. This Amendment, together with all other instruments, agreements, and certificates executed by the parties in connection herewith or with reference hereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, and inducements, whether express or implied, oral or written.

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        IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

ACME TELEVISION, LLC, a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME COMMUNICATIONS, INC., a Delaware corporation /s/Thomas D. Allen Name: Thomas D Allen Title: Executive Vice President & Chief Financial Officer
ACME INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D Allen Title: Executive Vice President & Chief Financial Officer
ACME INTERMEDIATE FINANCE, INC., a Delaware corporation /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME SUBSIDIARY HOLDINGS II, LLC, a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME SUBSIDIARY HOLDINGS III, LLC, a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION OF FLORIDA, LLC, a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION OF ILLINOIS, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION OF NEW MEXICO, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION OF OHIO, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION OF OREGON, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION OF TENNESSEE, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION OF UTAH, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION OF WISCONSIN, LLC, a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION LICENSES OF FLORIDA, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION LICENSES OF ILLINOIS, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION LICENSES OF NEW MEXICO, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION LICENSES OF OHIO, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION LICENSES OF OREGON, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION LICENSES OF TENNESSEE, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION LICENSES OF UTAH, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION LICENSES OF WISCONSIN, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION MADISON, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION LICENSES OF MADISON, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
WELLS FARGO FOOTHILL, INC. a California corporation as Lender /s/Dena Seki Name: Dena Seki Title: Vice President
FORTRESS CREDIT CORP. a Delaware corporation as Agent /s/Constantine Dakolias Name: Constantine Dakolias Title: Chief Credit Officer
FORTRESS CREDIT OPPORTUNITIES I, LP as a Lender /s/Constantine Dakolias Name: Constantine Dakolias Title: Chief Credit Officer
FORTRESS CREDIT OPPORTUNITIES II GP, LLC, its General Partner /s/Constantine Dakolias Name: Constantine Dakolias Title: Chief Credit Officer